Exhibit 99.1

FOR IMMEDIATE RELEASE

MagneGas Restructures Leadership Team to Maximize Fuel Sales Potential

- Richard Connelly to Apply Fuel Expertise to Field Sales; New Interim President Appointed

Tampa, Florida – December 22, 2010 – MagneGas Corporation (“MagneGas” or the “Company”) (OTC BB: MNGA), the producer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, announced today that it has strategically restructured its leadership team to maximize its worldwide fuel sales potential. Effective today, December 22, 2010, Richard Connelly will transition from President to Executive Vice President of Global Industrial Fuels, allowing Mr. Connelly to devote the entirety of his time and expertise to the Company’s greatest area of need. Scott Wainwright, current MagneGas Sales Manager, has been appointed Interim President and Director.

“Consistent with our original plan we have now evolved to the point where we need both internal and field leadership,” stated MagneGas CEO Dr. Ruggero Santilli. “Rich has been very ably serving us in both roles, helping us conserve resources until our business justified separation of duties. We are pleased to announce that we have now arrived at that point. We thank Rich for all that he has done in leading our organization through our developmental stage, and we are excited that he may now fully commit is 30+ years of industry experience to the vital area of field fuel sales.

“We are also very pleased to welcome Scott Wainwright as our Interim President and Director. Scott joined us this summer in a Sales Management position after demonstrating the ability to lead and rapidly grow various businesses. He brings to MagneGas a marketing expertise that we believe will help us significantly enhance our visibility and consumer awareness in the coming months. We are conducting a comprehensive search for a permanent in-house President with clean tech, fuel and public company experience.”

About Scott Wainwright
Prior to joining MagneGas, Mr. Wainwright founded and served as CEO of First Chance Properties and Investment, a real estate development company from 2003-2009 where he honed his financial, transactional and management skills, growing the business to 30 employees and implementing various development and consulting projects. He previously founded and served as CEO of Future Marketing, Inc., a marketing company from 2001 to 2003 providing advertising, marketing and promotional services for such industry leaders as Land Rover, Ford and Chrysler. Scott is also an expert on government contracts and is GSA certified.

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About MagneGas Corporation (www.magnegas.com)
Founded in 2007, Tampa-based MagneGas Corporation (OTC BB: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning fuel that is essentially interchangeable with natural gas, but with lower green house gas emissions. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more.

CONTACT:

Justin K. Davis
Vice President of Domestic Relations
MagneGas Corporation
(866) 330-MNGA (6642)
Justin.Davis@magnegas.com
www.magnegas.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.   The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

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